Exhibit 99.1

THE HOME DEPOT ANNOUNCES SECOND QUARTER RESULTS;

UPDATES FISCAL YEAR 2011 GUIDANCE

ATLANTA, August 16, 2011 — The Home Depot®, the world’s largest home improvement retailer, today reported second quarter of fiscal 2011 net earnings of $1.4 billion, or $0.86 per diluted share, compared with net earnings of $1.2 billion, or $0.72 per diluted share, in the same period of fiscal 2010. For the second quarter of fiscal 2011, diluted earnings per share increased 19.4 percent from the prior year.

Sales for the second quarter totaled $20.2 billion, a 4.2 percent increase from the second quarter of fiscal 2010. Comparable store sales for the second quarter were positive 4.3 percent, and comp sales for U.S. stores were positive 3.5 percent.

“Our second-quarter results were driven by a rebound in our seasonal business, storm-related repairs and strength in our core categories,” said Frank Blake, chairman & CEO. “We continue to deliver a strong operating performance while also investing in customer service and our merchandising initiatives. I would like to thank our associates for their hard work and dedication. It is their efforts that enabled us to deliver these results.”

Updated Fiscal 2011 Guidance

The Company confirmed that it expects fiscal 2011 sales will be up approximately 2.5 percent from fiscal 2010. Based on its year-to-date performance and outlook for the balance of the year, the Company raised its fiscal 2011 diluted earnings-per-share guidance and now expects diluted earnings-per-share from continuing operations to be up approximately 16 percent to $2.34 for the year. This earnings-per-share guidance includes the benefit of the Company’s year-to-date share repurchases, but excludes the impact of future share repurchases.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the second quarter, the Company operated a total of 2,245 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces, Mexico and China. The Company employs more than 300,000 associates. The Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, net sales growth, comparable store sales, state of the economy, state of the residential construction, housing and home improvement markets, state of the credit markets, including mortgages, home equity loans and consumer credit, inventory and in-stock positions, commodity price inflation and deflation, implementation of store and supply chain initiatives, continuation of reinvestment plans, net earnings performance, earnings per share, stock-based compensation expense, capital allocation and expenditures, liquidity, the effect of adopting certain accounting standards, return on invested capital, management of our purchasing or customer credit policies, the effect of accounting charges, the planned recapitalization of the Company and the timing of its completion, the ability to issue debt on terms and at rates acceptable to us, store openings and closures, expense leverage, fiscal 2011 guidance and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You are cautioned not to place undue reliance on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 30, 2011, and in Part II, Item 1A, “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 2011.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Ron DeFeo
Vice President of Investor Relations	Senior Director of Corporate Communications
770-384-2666	770-384-3179
diane_dayhoff@homedepot.com	ron_defeo@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS AND SIX MONTHS ENDED JULY 31, 2011 AND AUGUST 1, 2010

(Unaudited)

(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended		% Increase	Six Months Ended		% Increase
	7-31-11	8-1-10	(Decrease)	7-31-11	8-1-10	(Decrease)
NET SALES	$20,232	$19,410	4.2%	$37,055	$36,273	2.2%
Cost of Sales	13,356	12,828	4.1	24,351	23,897	1.9

GROSS PROFIT	6,876	6,582	4.5	12,704	12,376	2.7

Operating Expenses:
Selling, General and Administrative	4,186	4,127	1.4	8,195	8,205	(0.1)
Depreciation and Amortization	396	406	(2.5)	793	817	(2.9)

Total Operating Expenses	4,582	4,533	1.1	8,988	9,022	(0.4)

OPERATING INCOME	2,294	2,049	12.0	3,716	3,354	10.8

Interest and Other (Income) Expense:
Interest and Investment Income	(3)	(3)	—	(5)	(7)	(28.6)
Interest Expense	149	151	(1.3)	290	293	(1.0)
Other	—	—	—	—	51	(100.0)

Interest and Other, net	146	148	(1.4)	285	337	(15.4)

EARNINGS BEFORE PROVISION FOR INCOME TAXES	2,148	1,901	13.0	3,431	3,017	13.7

Provision for Income Taxes	785	709	10.7	1,256	1,100	14.2

NET EARNINGS	$1,363	$1,192	14.3%	$2,175	$1,917	13.5%

Weighted Average Common Shares	1,568	1,653	(5.1)%	1,585	1,666	(4.9)%
BASIC EARNINGS PER SHARE	$0.87	$0.72	20.8	$1.37	$1.15	19.1

Diluted Weighted Average Common Shares	1,577	1,663	(5.2)%	1,595	1,676	(4.8)%
DILUTED EARNINGS PER SHARE	$0.86	$0.72	19.4	$1.36	$1.14	19.3

SELECTED HIGHLIGHTS	Three Months Ended		% Increase	Six Months Ended		% Increase
	7-31-11	8-1-10	(Decrease)	7-31-11	8-1-10	(Decrease)
Number of Customer Transactions	373	369	1.1%	689	692	(0.4)%
Average Ticket (actual)	$54.04	$52.30	3.3	$53.72	$52.41	2.5
Weighted Average Weekly Sales per Operating Store (in thousands)	$690	$662	4.2	$634	$621	2.1
Square Footage at End of Period	235	235	—	235	235	—
Capital Expenditures	$270	$240	12.5	$469	$407	15.2
Depreciation and Amortization (1)	$425	$428	(0.7)%	$849	$866	(2.0)%

(1)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JULY 31, 2011, AUGUST 1, 2010 AND JANUARY 30, 2011

(Unaudited)

(Amounts in Millions)

	7-31-11	8-1-10	1-30-11
ASSETS
Cash and Cash Equivalents	$2,551	$2,395	$545
Receivables, net	1,332	1,218	1,085
Merchandise Inventories	10,756	10,759	10,625
Other Current Assets	1,218	1,385	1,224

Total Current Assets	15,857	15,757	13,479

Property and Equipment, net	24,798	25,190	25,060
Goodwill	1,177	1,187	1,187
Other Assets	445	401	399

TOTAL ASSETS	$42,277	$42,535	$40,125

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$5,890	$5,919	$4,717
Accrued Salaries and Related Expenses	1,262	1,226	1,290
Current Installments of Long-Term Debt	44	2,022	1,042
Other Current Liabilities	3,751	3,572	3,073

Total Current Liabilities	10,947	12,739	10,122

Long-Term Debt	10,731	7,727	8,707
Other Long-Term Liabilities	2,366	2,624	2,407

Total Liabilities	24,044	23,090	21,236

Total Stockholders’ Equity	18,233	19,445	18,889

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$42,277	$42,535	$40,125

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JULY 31, 2011 AND AUGUST 1, 2010

(Unaudited)

(Amounts in Millions)

	Six Months Ended
	7-31-11	8-1-10
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$2,175	$1,917
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	849	866
Stock-Based Compensation Expense	108	112
Changes in Working Capital and Other	1,355	468

Net Cash Provided by Operating Activities	4,487	3,363

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(469)	(407)
Other	27	44

Net Cash Used in Investing Activities	(442)	(363)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Long-Term Borrowings, net of discount	1,994	—
Repayments of Long-Term Debt	(1,014)	(17)
Repurchases of Common Stock	(2,251)	(1,209)
Cash Dividends Paid to Stockholders	(798)	(793)
Other	29	(11)

Net Cash Used in Financing Activities	(2,040)	(2,030)

Change in Cash and Cash Equivalents	2,005	970

Effect of Exchange Rate Changes on Cash and Cash Equivalents	1	4
Cash and Cash Equivalents at the Beginning of the Period	545	1,421

Cash and Cash Equivalents at the End of the Period	$2,551	$2,395